                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Centerpoint Properties Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          CENTERPOINT PROPERTIES TRUST

                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 10, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CenterPoint Properties Trust (the "Company") will be held at 1808 Swift Road, Oak Brook, Illinois on Wednesday, May 10, 2000 at 1:30 p.m., Central Daylight Time, for the following purposes:

         1. to elect ten trustees to serve until the next annual meeting of shareholders or special meeting of shareholders held in place thereof and until their respective successors are elected and have qualified;

         2.   to approve the 2000 Omnibus Employee Retention and Incentive Plan;
              and

         3. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Trustees has fixed the close of business on March 20, 2000 as the record date for the determination of common shareholders entitled to vote at the meeting. Only those shareholders whose names appear on record on the books of the Company at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

         You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting of Shareholders and wish to vote in person, your proxy will not be used.


                                  By Order of the Board of Trustees,


                                  /s/ Paul S. Fisher
                                  -----------------------------------
                                  Paul S. Fisher
                                  Secretary

March 31, 2000
Oak Brook, Illinois

                          CENTERPOINT PROPERTIES TRUST
                                 1808 SWIFT ROAD
                            OAK BROOK, ILLINOIS 60523

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 10, 2000

         This proxy statement is furnished to holders of the Common Shares ("Common Shares" or "Shares") of Beneficial Interest, par value $.001 per share, of CENTERPOINT PROPERTIES TRUST (hereinafter called the "Company") in connection with the solicitation of proxies by the Board of Trustees of the Company to be used at the Annual Meeting of Shareholders of the Company to be held at 1808 Swift Road, Oak Brook, Illinois on Wednesday, May 10, 2000 at 1:30 p.m., Central Daylight Time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         If the accompanying form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not yet been exercised. The persons named in the accompanying form of proxy will vote such proxy for election to the board of the nominees named below. It is anticipated that this proxy statement and the enclosed proxy will be first mailed to record holders of the Company's Common Shares on or about March 31, 2000.

         The Board of Trustees has fixed the close of business on March 20, 2000 as the record date for the determination of shareholders entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of March 20, 2000, the Company had outstanding 20,680,470 Common Shares.

         Each Common Share is entitled to one vote on each matter presented. At the Annual Meeting, inspectors of election will determine whether there is a quorum present. A quorum is required to conduct any business at the meeting. For a quorum to be present, the holders of a majority of the outstanding Common Shares must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy is held in street name by your broker and it is not voted on all proposals, your proxy will nonetheless be counted as present for purposes of determining a quorum. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instruction from the beneficial owners, but with respect to one or more other matters does not receive instructions from the beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes, but will not be deemed to have voted on such other matters.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received voting instructions from beneficial owners. Consequently, brokers holding Common Shares in street name who do not receive voting instructions are entitled to vote on the election of directors of the Company. Brokers holding Common Shares in street name who do not receive voting instructions will not, however, have the discretion to vote on the adoption of the 2000 Omnibus Employee Retention and Incentive Plan and will therefore abstain from voting on Proposal 2. Such abstentions will have no impact on the adoption of the 2000 Omnibus Employee Retention and Incentive Plan.

          The Company will pay all of the costs of soliciting these proxies, including the cost of mailing the proxy solicitation material and the cost of services rendered by Corporate Investor Communications, Inc., a proxy solicitation firm, which are estimated at $6,000. In addition, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. The Company will not compensate these directors and employees additionally for this solicitation, but the Company may reimburse them for any out-of-pocket expenses which they incur in the process of soliciting the proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and the Company will reimburse them for any out-of-pocket expenses which they reasonably incur in the process of forwarding the materials.

                     SHAREHOLDER PROPOSALS AND DISCRETIONARY
                      AUTHORITY FOR THE 2001 ANNUAL MEETING

         Any proposal of a shareholder intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 3, 2000.

         If the Company does not receive notice of any proposal to be presented at the Company's 2001 Annual Meeting of Shareholders on or before February 15, 2001, the Company's proxy holders shall have discretionary authority to vote on such proposal.

                              ELECTION OF TRUSTEES
                                  (PROPOSAL 1)

         At the meeting a Board of Trustees is to be elected. The nominees for election as trustee are Nicholas C. Babson, Martin Barber, Norman R. Bobins, Alan R. Feld, Paul S. Fisher, John S. Gates, Jr., John J. Kinsella, Michael M. Mullen, Thomas E. Robinson and Robert L. Stovall. Each trustee elected is to hold office until the next annual meeting of shareholders or special meeting of shareholders held in place thereof, and until his successor is elected and qualified. Trustees are elected by a plurality of the votes cast. If you are present and do not vote, or if you send in your proxy marked "withheld," your vote will have no impact on the election of those directors as to whom you have withheld votes. The Board of Trustees does not contemplate that any nominee will be unable to serve as a trustee for any reason; however, if such inability should occur prior to the meeting, the proxy holders will select another nominee to stand for election in his place and stead. The Board of Trustees recommends that the shareholders vote "FOR" the election of Messrs. Babson, Barber, Bobins, Feld, Fisher, Gates, Kinsella, Mullen, Robinson and Stovall.

         Following is a summary of the name, age and principal occupation or employment for the past five years of each nominee for election as a trustee and each executive officer of the Company.

NAME                         AGE              POSITION
----                         ---              --------
Martin Barber                55               Chairman of the Board and Trustee
Robert L. Stovall            67               Vice Chairman of the Board and Trustee
John S. Gates, Jr.           46               President, Chief Executive Officer and Trustee
Michael M. Mullen            45               Executive Vice President, Chief Operating Officer and Trustee
Paul S. Fisher               44               Executive Vice President, Secretary, Chief Financial Officer, General
                                              Counsel and Trustee
Rockford O. Kottka           49               Senior Vice President and Treasurer
Paul T. Ahern                39               Executive Vice President, Chief Investment Officer and Director of
                                              Portfolio Operations
Nicholas C. Babson           53               Independent Trustee
Norman R. Bobins             57               Independent Trustee

NAME                        AGE              POSITION
----                        ---              --------
Alan D. Feld                63               Independent Trustee
John J. Kinsella            71               Independent Trustee
Thomas E. Robinson          52               Independent Trustee


         MARTIN BARBER. Mr. Barber has been the Chairman of the Board of Trustees of the Company since its formation in 1984. He has been involved in commercial real estate since 1969, when he acquired a substantial interest in Arrowcroft Investments Limited, a commercial property development group, where he served as Managing Director until 1972, when he sold his interest. At that time, he founded Capital and Regional Holdings Limited. In 1978, he formed Capital and Regional Properties plc (which became publicly-traded in the London stock market in 1986) to engage in real estate and related activities in the United Kingdom, and has served as its Chairman since that time. In 1984, together with Mr. Gates, he formed the Company to engage in real estate activities in the United States, and has also served as its Chairman since that time. From 1984, Mr. Barber served as a Director and from 1995 as Chairman of Primesight plc ("Primesight"), a UK based billboard company which became listed on the London Stock Exchange in 1997. During 1999 Scottish Media Group acquired Primesight on an agreed basis and Mr. Barber retired from the Board. In 1991, Mr. Barber was appointed a Non-Executive Director of TransEuropean Properties (General Partner) Limited, a commingled real estate fund comprised of European and U.S. based pension funds established to invest in European properties. He retired from the Board in 1998 when he was appointed Chairman of PRICOA Property Investment Management Ltd. ("PRICOA"), a wholly owned subsidiary of the Prudential Insurance Company of America. PRICOA is a real estate fund management group investing in continental Europe.

         ROBERT L. STOVALL. Mr. Stovall has been a Trustee of the Company since August, 1993 and was appointed Vice Chairman of the Board of Trustees in July, 1997. From August, 1993 to July, 1997, Mr. Stovall was an Executive Vice President and the Chief Operating Officer of the Company. From 1975 until he joined the Company, he served as President and Chief Executive Officer of FCLS Investors Group, Inc. ("FCLS"), a Chicago-based owner and manager of warehouse/industrial real estate which he co-founded in 1987 and the operations of which were consolidated in 1993 with those of the Company. Mr. Stovall began his career as a real estate salesman in 1957 for the Great Southwest Industrial District in Arlington-Grand Prairie, Texas. He joined J.L. Williams and Co. Inc. ("Williams"), a Texas-based industrial developer, in 1961. In 1967, he opened the Chicago branch office of Williams and became Executive Vice President of the firm. In 1978, he formed Four Columns, Ltd. and purchased Williams' Chicago operation and properties. In 1987, Four Columns, Ltd. was merged with Stava Construction Company, another warehouse/industrial development company, and FCLS/Stava Group was formed, where Mr. Stovall served as Chairman until he joined the Company. He is a member of the Board of Trustees of Greater North Pulaski Development Corporation, a not-for-profit community development corporation. Mr. Stovall is a 1955 honors graduate of Yale University with a Bachelors of Arts degree in American Studies. Mr. Stovall is a member of the National Association of Industrial and Office Parks. Mr. Stovall is the father-in-law of Mr. Mullen.

         JOHN S. GATES, JR. Mr. Gates has been the President, Chief Executive Officer and a Trustee of the Company since its formation in 1984. From 1977 to 1981, he was a leasing agent and an investment property acquisition specialist with CB Richard Ellis Commercial, a real estate brokerage and acquisition firm. In 1981, he co-founded the Chicago office of Jones Lang Wooton, which advised foreign and domestic institutions on property investment throughout the Midwest. He received his Bachelors degree in Economics from Trinity College (Hartford). Mr. Gates is a trustee of the National Association of Real Estate Investment Trusts and the Center for Urban Land Economics Research of the University of Wisconsin and is an active member of the Young Presidents Organization, the Real Estate Roundtable, Urban Land Institute and the National Association of Industrial and Office Parks.

         MICHAEL M. MULLEN. Mr. Mullen was appointed a Trustee of the Company in May, 1999 and has been the Executive Vice President and Chief Operating Officer of the Company since July, 1997 and, from August, 1993 to July, 1997, was the Executive Vice President - Marketing and Acquisitions and Chief Investment and Development Officer of the Company. He was a co- founder of FCLS and served as its Vice President-Sales, with responsibility for leasing, built-to-suit sales and acquisitions since 1987. Mr. Mullen graduated from Loyola University in 1975, with a Bachelor's degree in Finance. He serves on the Board of Directors of Brauvin Trust, a privately held retail REIT. Mr. Mullen is the son-in-law of Mr. Stovall.

         PAUL S. FISHER. Mr. Fisher was appointed a Trustee of the Company in May, 1999 and has been an Executive Vice President of the Company since August 1993, and the Secretary, Chief Financial Officer and General Counsel of the Company since 1991. Between 1988 and 1991, Mr. Fisher was Vice President, Finance and Acquisitions of Miglin-Beitler, Inc., a Chicago-based office developer. From 1986 to 1988, Mr. Fisher was Vice President, Corporate Finance, at The First National Bank of Chicago. From 1982 through 1985, he was Vice President, Partnership Finance, at VMS Realty, a Chicago-based real estate syndication company. Mr. Fisher graduated from the University of Notre Dame, SUMMA CUM LAUDE, with a Bachelor of Arts degree in Economics and Philosophy in 1977. Mr. Fisher received his Juris Doctorate from the University of Chicago School of Law in 1980. He serves on the advisory board of the Guthrie Center for Real Estate Research at the Kellogg School of Management at Northwestern University.

         ROCKFORD O. KOTTKA. Mr. Kottka has been the Senior Vice President and Treasurer of the Company since 1989. From 1978 to 1989, Mr. Kottka served as the Vice President and Controller of Globe Industries, Inc., a Chicago based manufacturer of roofing and automotive acoustical materials. Mr. Kottka graduated from St. Joseph's Calumet College in 1975 with a Bachelor of Science degree in Accountancy. Mr. Kottka is a certified public accountant. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

         PAUL T. AHERN. Mr. Ahern has been Executive Vice President, Chief Investment Officer and Director of Portfolio Operations since February, 1999. From June, 1994 to February, 1999, Mr. Ahern served as Senior Vice President of Investments of the Company. Mr. Ahern started his career as an accountant for Centex Homes Corporation. From June 1985 to June 1990, he was an investment analyst, leasing agent and an investment property specialist with CB Commercial, a real estate brokerage firm. From June 1990 to January 1993, he was an investment property specialist for American Heritage Corporation, a real estate investment firm. Mr. Ahern graduated from Indiana University in 1982 with a bachelor's degree in Accounting. Mr. Ahern is a member of The Society of Industrial and Office Realtors and the National Association of Real Estate Investment Trusts.

         NICHOLAS C. BABSON. Mr. Babson has been an independent trustee of the Company since December 1993, when he was appointed to fill one of four vacancies existing as a result of an increase in the number of trustees from three to seven. Mr. Babson served as Chairman and Chief Executive Officer of Babson Brothers Co. until March, 1999. Mr. Babson also serves as a member of the Board of Trustees of Bradner Central Company, a privately-owned, national distributor of paper products, a member of the Board of Trustees and Past Chairman of the Equipment Manufacturers Institute and a member of the Board of Trustees of the Farm Foundation and has served as a member and Past Chairman of the National FFA Foundation. Mr. Babson is also a member of the Board and Past President of the Shakespeare Repertory, a Chicago-based theater company. Mr. Babson graduated from the University of the South with a Bachelor of Arts degree in Political Science (1968). He was recently elected to the University's Board of Regents.

         NORMAN R. BOBINS. In March, 1998, Mr. Bobins was nominated by the Board to fill a vacancy created by an increase in the number of trustees. Mr. Bobins is president and chief executive officer of LaSalle National Bank and LaSalle National Corporation. He is also chairman of LaSalle Bank N.A. and head of Midwest Commercial Banking for ABN AMRO North America, Inc., the parent of LaSalle Banks. LaSalle National Bank is a participating lender in the Company's $250 million unsecured credit facility and is co-lead lender in the $50 million unsecured construction loan facility of Center Point Development Corporation, a subsidiary of the Company. In April 1981, Mr. Bobins joined The Exchange National Bank of Chicago (which was acquired by LaSalle National Corporation in
1990), as a senior executive vice president and chief lending officer. Prior to 1981, Mr. Bobins was senior vice president and held various other commercial lending positions at American National Bank and Trust Company over fourteen years. Mr. Bobins holds directorships with the American-Israel Chamber of Commerce & Industry and the Anti-Defamation League of the B'nai B'rith, which honored him with its Distinguished Service Award in 1982. In June 1995, Mayor Richard Daley named Mr. Bobins to Chicago's School Reform Board of Trustees. Mr. Bobins also serves as a trustee of the Public School Teachers' Pension and Retirement Fund of Chicago and The University of Chicago Hospitals. He is chairman of the Board of Trustees of the Chicago Clearing House Association and a director of the Federal Home Loan Bank of Chicago and RREEF America REIT II, Inc. and a member of numerous other boards. Mr. Bobins graduated from the University of Wisconsin in 1964 with a bachelor of science degree and received his M.B.A. from The University of Chicago in 1967.

         ALAN D. FELD. Mr. Feld has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Since 1960, Mr. Feld has been associated with the law firm of Akin, Gump, Straus, Hauer & Feld, L.P.P. in Dallas, Texas. He currently serves as a Senior Executive Partner of the firm and sole shareholder of a professional corporation that is a partner of the firm. Mr. Feld graduated from Southern Methodist University with a bachelor of arts degree in 1957. Mr. Feld received his LL.B. degree from the Southern Methodist University in 1960. He has been a member of the Texas State Bar since 1960 and a member of the District of Columbia Bar since 1971. He was a member of the Board of Trustees of Brandeis University from 1986 to 1996. He serves on the Board of Trustees of Clear Channel Communications, Inc., a New York Stock Exchange listed company, and is a Trustee of the AMR AAdvantage Funds (Mutual Funds).

         JOHN J. KINSELLA. Mr. Kinsella has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Since 1987, Mr. Kinsella has served as President of the Kinsella Development Company, Inc., a real estate development company located on the northwest side of Chicago. From 1951 until 1986, Mr. Kinsella was affiliated with the advertising firm of Leo Burnett Company, Inc. At the time of his retirement in 1986, Mr. Kinsella was President, Chief Executive Officer and Chairman of its Board of Trustees. Mr. Kinsella graduated from Notre Dame University in 1950. He received his master's degree from De Paul University in Chicago in 1952. Mr. Kinsella has served on the business and civic boards of a variety of institutions, including the American Advertising Association, the Field Museum and the Chicago Central Area Association.

         THOMAS E. ROBINSON. Mr. Robinson has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Robinson is currently a Managing Director in the Corporate Finance Real Estate Group of Legg Mason Wood Walker, an investment banking firm headquartered in Baltimore, Maryland, which he joined in June, 1997. Prior to joining that firm, Mr. Robinson was President and Chief Financial Officer of Storage USA, Inc., a REIT headquartered in Columbia, Maryland, engaged in the business of owning and operating self-storage warehouses, which he joined in August 1994. He also serves as a trustee of Tanger Factory Outlet Centers, Inc. Between August 1993 and August 1994, Mr. Robinson was a senior executive of Jerry J. Moore Investments, an owner and operator of community and neighborhood shopping centers located in Texas. Prior to joining Jerry J. Moore Investments, Mr. Robinson served as National Trustee of REIT Advisory Services for the national accounting firm of Coopers & Lybrand from 1989 to 1993. From 1981 to 1989, Mr. Robinson served as vice president and general counsel for the National Association of Real Estate Investment Trusts. Mr. Robinson received his Bachelor's degree from Washington and Lee University, his Master's degree in taxation from Georgetown University Law School, and his Juris Doctorate degree from Suffolk University Law School.

BOARD OF TRUSTEES AND COMMITTEES

         During 1999, the Board of Trustees held 15 meetings. With the exception of Nicholas C. Babson, who attended approximately 72%, and John J. Kinsella who attended approximately 68%, each trustee attended more than 75% of the aggregate of the meetings of the Board of Trustees and the meetings held by Board committees on which he served.

         The Board of Trustees of the Company has standing Asset Allocation, Audit, Compensation and Governance and Nominating Committees.

         ASSET ALLOCATION COMMITTEE. The Asset Allocation Committee is comprised of three trustees, Messrs. Babson, Kinsella and Stovall, two of whom are independent trustees. The Asset Allocation Committee is authorized to review investment and disposition recommendations of management, make investment decisions for investments under $10 million and to make recommendations to the Board of Trustees for other investments. The Asset Allocation Committee held 11 meetings during 1999.

         AUDIT COMMITTEE. The Audit Committee is comprised of three trustees, Messrs. Robinson, Bobins and Kinsella, all of whom are independent trustees. The Audit Committee is authorized to review management's accounting and control practices and compliance with prevailing financial reporting standards, to make recommendations to the Board of Trustees regarding financial reporting policy, and to oversee the Company's annual audit. The Audit Committee held five meetings during 1999.

         COMPENSATION COMMITTEE. The Compensation Committee is comprised of three trustees, Messrs. Feld, Babson and Gates, two of whom are independent trustees. The Compensation Committee exercises all powers of the Board of Trustees in connection with the compensation of executive officers, including incentive compensation and benefit plans. The independent trustees on the Compensation Committee, Messrs. Babson and Feld, also serve as the Company's Stock Option Committee and, as such, are empowered to grant share options in accordance with the 1993 Plan and the 1995 Plan to the trustees, management and other employees of the Company. The Compensation Committee held three meetings during 1999.

         GOVERNANCE AND NOMINATING COMMITTEE. The Governance and Nominating Committee is comprised of three trustees, Messrs. Barber, Feld and Robinson all of whom are independent trustees. The Nominating and Governance Committee is authorized to review the Company's governance practices, including the size and composition of the Board of Trustees and to make recommendations to the Board of Trustees concerning nominees for election as trustees. The Nominating and Governance Committee held no meetings during 1999.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's trustees and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, trustees and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, except as set forth below, all
Section 16(a) filing requirements applicable to its officers, trustees and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 1999.

         John J. Kinsella, a trustee of the Company, filed a Form 5 in February 2000, reporting purchases of 951 Common Shares in 1999, after the dates prescribed under Section 16(a) of the Exchange Act.


       APPROVAL OF THE 2000 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN
                                  (PROPOSAL 2)

       INFORMATION ABOUT THE 2000 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE
                                      PLAN

         On March 20, 2000, the Board of Trustees adopted, subject to shareholder approval, the CenterPoint Properties Trust 2000 Omnibus Employee Retention and Incentive Plan (the "2000 Plan") to allow the Company to continue making share-based awards as part of the Company's compensation. The 2000 Plan is intended to succeed the Company's 1993 Amended and Restated Stock Option Plan (the "1993 Plan") and its 1995 Restricted Stock Incentive Plan (the "1995 Plan"), which have an insufficient number of issuable shares remaining to support the Company's compensation needs. If the 2000 Plan is approved, no other grants will be made under the 1993 Plan or the 1995 Plan. The number of shares issuable under the 2000 Plan is initially 1,200,000 which is approximately 15% of the Company's outstanding shares less the number of shares covered by outstanding grants under the Company's previous share based plans. Consistent with the 1993 plan, no grants may be made under the 2000 Plan after July 31, 2003.

         The Board believes that the 2000 Plan will successfully advance the Company's long-term financial success by permitting it to attract and retain outstanding executive talent and motivate superior performance by encouraging and providing a means for employees to obtain an ownership interest in the Company.

         The affirmative vote of holders of a majority of Common Shares present at the annual meeting of shareholders, in person or by proxy, is necessary for approval of the 2000 Plan. Unless such vote is received, the 2000 Plan will not become effective.

         The complete text of the 2000 Plan is set forth as Exhibit A hereto. The following description of the 2000 Plan is qualified in its entirety by reference to Exhibit A.

ADMINISTRATION AND ELIGIBILITY

         The 2000 Plan will be administered by a committee (the "Committee") which shall consist of two or more trustees designated by the Board of Trustees of the Company. Each of these trustees will be a nonemployee director as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule that may subsequently be in effect ("Rule 16b-3"). In addition, the Company presently intends for each of these trustees to be an "outside director" within the meaning of Internal Revenue Code
Section 162(m)(4)(C)(i) and the regulations promulgated thereunder. Since the Stock Option Committee currently satisfies such requirements, the Board intends to appoint the Stock Option Committee to administer the 2000 Plan. The 2000 Plan provides that the Company will fully indemnify members of the Committee against losses, costs, expenses and liabilities arising from actions taken or failure to act under the 2000 Plan. The Committee is authorized from time to time to grant awards under the 2000 Plan to such key employees (including executive officers) of the Company and its subsidiaries as the Committee, in its discretion, selects. The Committee is authorized to delegate any of its authority under the 2000 Plan to such persons, such as officers of the Company, as it thinks is appropriate. Shares awarded under the 2000 Plan will be made available from authorized but unissued common shares or from common shares held in the treasury.

         During 1997, 1998, and 1999, the Company made awards to an average of 63 employees per year, covering an average of approximately 340,326 shares per year under its stock option and grant plans. However, these awards are not necessarily indicative of the number of participants or the number of awards that might be made under the proposed 2000 Plan. Therefore, the Company cannot at this time identify the persons to whom awards will be granted, or would have been granted, if the 2000 Plan had been in effect during 1999; nor can the Company state the form or value of any such awards.

         The maximum number of shares that a participant may be granted in any calendar year pursuant to the 2000 Plan is 250,000.

OPTIONS AND APPRECIATION RIGHTS

         The 2000 Plan authorizes the Committee to grant to employees options to purchase the Company's Common Shares which may be in the form of statutory stock options, including "incentive stock options" ("ISO's") or other types of tax-qualified options which may subsequently be authorized under the federal tax laws or in the form of non-statutory options. The exercise price of options granted under the 2000 Plan (subject to amendment as discussed herein under the caption "Terms of the 2000 Plan; Amendment and Adjustment") may not be less than 100% of the fair market value of such share at the time the option is granted. Fair market value on any given date for this and other purposes of the 2000 Plan will be the mean between the highest and the lowest sale prices reported on the New York Stock Exchange Composite Transactions Table on such date or the last previous date reported (or, if not so reported, on any domestic stock exchange on which the Company's Common Shares are then listed); or, if the Company's Common

Shares are not listed on a domestic stock exchange, the mean between the closing high bid and low asked prices thereof as reported by the NASDAQ Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotation); or, if the foregoing do not apply, the fair value as determined in good faith by the Committee or the Board of Trustees.

         The 2000 Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash, common shares of the Company which have been held for a period of at least six months (valued at its fair market value on the date of exercise and including shares received upon exercise of options or share appreciation rights under any Company share-based plan) or a combination thereof. Accordingly, any optionee who owns any Common Shares for a period of at least six months may generally, by using shares in payment of the exercise price of an option, receive, in one transaction or a series of essentially simultaneous transactions, without any cash payment of the purchase price, (i) Common Shares equivalent in value to the excess of the fair market value of the shares subject to exercised option rights over the purchase price specified for such shares in the option, plus (ii) a number of shares equal to that used to pay the purchase price. Cash received by the Company upon exercise of options will constitute general funds of the Company.

         If a participant ceases to be an employee of the Company or its subsidiaries due to death, disability, retirement, or with the consent of the Committee, each outstanding option held by that participant which is then exercisable will remain exercisable for the period set forth in the option grant; provided that non-statutory options may be exercised up to one year after the death of a participant, despite any earlier expiration date set forth in the option grant. In all other cases, all options (whether or not then exercisable) will expire upon termination of a participant's employment.

         The 2000 Plan also authorizes the Committee to grant appreciation rights to key employees (including executive officers). An appreciation right entitles the grantee to receive upon exercise the excess of (a) the fair market value of a specified number of shares of the Company's Common Shares at the time of exercise over (b) a price specified by the Committee which may not be less than 100% of the fair market value of the Common Shares at the time the appreciation right was granted (subject to amendment as discussed herein under the caption "Terms of the 2000 Plan, Amendment and Adjustment"). The Company will pay such amount to the holder in the form of the Company's common shares (valued at its fair market value on the date of exercise), cash or a combination thereof, as determined by the Committee.

         Appreciation rights may be either unrelated to any option or an alternative to a previously or contemporaneously granted option. Appreciation rights granted as an alternative to a previously or contemporaneously granted option will entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of the Company's Common Shares on the date of exercise over the option price multiplied by the number of shares as to which such optionee is exercising the appreciation right. If an appreciation right is an alternative to an option, such option shall be deemed canceled to the extent that the appreciation right is exercised and the alternative appreciation right shall be deemed canceled to the extent that such option is exercised.

PERFORMANCE AWARDS

         The 2000 Plan authorizes the Committee to grant performance awards to employees in the form of either grants of performance shares (each performance share representing one share of the Company's common shares) or performance units representing an amount established by the Committee at the time of the award (which amount can be but does not have to be equal to the fair market value of one share of the

Company's common shares). Performance awards are credited to a participant's performance account when awarded and are earned over a performance period (which shall not be less than six months) determined by the Committee at the time of the award. There may be more than one performance award in existence at any one time, and the performance periods may differ. At the time a performance award is made, the Committee will establish superior and satisfactory performance targets measuring the Company's performance over the performance period. The portion of the performance award earned by the participant will be determined by the Committee, based on the degree to which the superior performance is achieved. The participant will earn no performance awards unless the satisfactory performance targets are met.

         When earned, performance awards will be paid in a lump sum or installments in cash, common shares, or a combination thereof as the Committee may determine. Participants may elect during the performance period to defer payments of performance awards. The Committee is authorized to determine yields for any deferred amounts and to establish a trust to hold any deferred amounts or portions thereof for the benefit of the participants.

         If a participant ceases to be an employee of the Company or its subsidiaries during the performance period due to death, disability, retirement or with the consent of the Committee, the Committee may authorize payment of all or a portion of the amount the participant would have been paid if such participant had continued as an employee to the end of the performance period. In all other cases, all unearned performance awards will be forfeited.

RESTRICTED SHARES OR RESTRICTED SHARE EQUIVALENTS

         The 2000 Plan authorizes the Committee to grant restricted Common Shares of the Company or restricted share equivalents to employees with such restriction periods as the Committee may designate at the time of the award; provided, however, that such restriction periods shall be at least one year for either time-based restrictions or performance-based restrictions. The Company will hold share certificates evidencing restricted shares, and restricted shares may not be sold, assigned, transferred, pledged, or otherwise encumbered during the restriction period (except to family members with permission of the Committee). During the restriction period, the Committee generally will retain custody of any distributions (other than regular cash dividends) made or declared with respect to restricted shares. Other than these restrictions on transfer, the participant will have all the rights of a holder of such shares of restricted shares. In lieu of restricted shares, the Committee may grant restricted share equivalents. Each restricted share equivalent would represent the right to receive an amount determined by the Committee at the time of the award, which value may be equal to the full monetary value of one share.

         If a holder of restricted shares or restricted share equivalents ceases to be employed by the Company or any subsidiary due to death, disability or with the consent of the Committee, the restrictions will lapse on a number of shares or share equivalents determined by the Committee, but not less than a pro rata number of shares or share equivalents based on the portion of the restriction period for which the participant remained an employee. In all other cases, all restricted shares or restricted share equivalents will be forfeited to the Company.

LOANS

         The Committee may provide in any option grant that the Company or one of its subsidiaries may make or guarantee loans to finance the exercise of such option. The principal amount of any loan will not exceed the purchase price of the shares to be acquired upon exercise of any options plus the estimated or actual amount of taxes payable by the optionee as a result of such exercise. The Committee may establish other terms and conditions of any loan, such as the interest rates, maturity date, and whether the loan will be secured or unsecured. Interest rates on such loans will be comparable to generally prevailing rates charged by unaffiliated lenders for loans of a similar nature and maturity.

TERMS OF GRANTS

         The term of each share option and appreciation right will be determined by the Committee on the award date. ISOs may be granted for terms of not more than ten years from the date of grant, and the term of non-statutory options will be determined by the Committee at the time of the award (subject to amendment as discussed herein under the caption "Terms of the 2000 Plan; Amendment and Adjustment").

         Awards granted under the 2000 Plan generally will not be transferable (except to family members with permission of the Committee or by will and the laws of descent and distribution). However, the Committee may grant awards to participants that may be transferable (other than incentive share awards) subject to terms and conditions established by the Committee.

         Participants who leave the Company holding unexercised share options or appreciation rights, unearned performance awards or restricted shares may forfeit such awards if they fail to honor consulting or noncompetition obligations to the Company.

         The 2000 Plan authorizes the Committee to grant awards to participants who are employees of foreign subsidiaries or foreign branches of the Company in alternative forms that approximate the benefits such participant would have received if the award were made in the forms described above.

TERMS OF THE 2000 PLAN; AMENDMENT AND ADJUSTMENT

         No awards may be granted under the 2000 Plan after July 31, 2003. The 2000 Plan may be terminated by the Board of Trustees of the Company or by the Committee at any time with respect to options and appreciation rights that have not been granted. In addition, the Board of Trustees or the Committee may amend the 2000 Plan from time to time, without the authorization or approval of the Company's shareholders but no amendment shall impair the rights of the holder of any award without such holder's consent. Any such amendment could increase the cost of the 2000 Plan to the Company. However, neither the Board nor the Committee may amend the 2000 Plan without the approval of the Company's shareholders (to the extent such approval is required by law, agreement or the rules of any exchange upon which the Company's common shares are listed) to (i) materially increase the maximum amount of shares subject to the 2000 Plan (other than pursuant to adjustment provisions discussed below), (ii) materially modify the requirements as to eligibility for participation in the 2000 Plan, (iii) materially increase the benefits accruing to participants under the 2000 Plan or
(iv) extend the term of the 2000 Plan.

         The 2000 Plan provides that in the event of a share dividend or share split, or a combination or other increase or reduction in the number of issued shares, the Board of Trustees or the Committee may, in order to prevent dilution or enlargement of rights under awards, make adjustments in the number of shares authorized by the 2000 Plan and covered by outstanding awards and the exercise prices and other terms of awards. The Committee may provide in any award agreement that in the event of a merger, consolidation, reorganization, sale or exchange of substantially all assets, or dissolution of the Company, any of which could involve a change in control of the Company, the rights under outstanding awards may be accelerated or adjustments may be made in order to prevent the dilution or enlargement of rights under those agreements.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local, or foreign income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to stock options, appreciation rights, performance awards, restricted stock, and supplemental cash payments.

         ISOs. A participant who is granted an ISO recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of the shares of stock on the date of exercise over the option exercise price is an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax.

         If an optionee holds the Common Shares acquired upon exercise of the ISO for at least two years from the date of grant and at least one year following exercise (the "Statutory Holding Periods"), the optionee's gain, if any, upon a subsequent disposition of such Common Shares, is taxed as capital gain. If an optionee disposes of Common Shares acquired pursuant to the exercise of an ISO before satisfying the Statutory Holding Periods (a "Disqualifying Disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the Common Shares on the exercise date over (2) the exercise price. The balance of the gain realized on such a disposition, if any, is long-term or short-term capital gain depending on whether the Common Shares have been held for more than one year following exercise of the ISO.

         Special rules apply for determining an optionee's tax basis in and holding period for Common Shares acquired upon the exercise of an ISO if the optionee pays the exercise price of the ISO in whole or in part with previously owned shares of Company Common Shares. Under these rules, the optionee does not recognize any income or loss from delivery of Common Shares (other than shares previously acquired through the exercise of an ISO and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee's tax basis in and holding period for the newly-acquired Common Shares will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee's tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share-basis; as to each remaining newly-acquired share, the optionee's basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee's holding period will begin on the date such share is transferred. Under proposed regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

         If any optionee pays the exercise price of an ISO in whole or in part with previously-owned shares that were acquired upon the exercise of an ISO and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

         The Company is not entitled to any deduction with respect to the grant or exercise of an ISO or the subsequent disposition by the optionee of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, the Company is generally entitled to a deduction in the year the optionee disposes of the Common Shares in an amount equal to the optionee's compensation income.

         NON-STATUTORY STOCK OPTIONS. A participant who is granted a non-statutory stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Company Common Shares received on the date of exercise. This income is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction corresponding to the compensation income recognized by the optionee.

         When an optionee disposes of Common Shares received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's basis in the shares sold. The Company will not receive a deduction for any capital gain recognized by the optionee.

         If an optionee pays the exercise price for a non-statutory option entirely in cash, the optionee's tax basis in the Common Shares received equals the share's fair market value on the exercise date, and the optionee's holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a non-statutory option in whole or in part with previously-owned Common Shares, then the optionee's tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly acquired shares equal to the previously-owned shares delivered, the optionee's basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee's basis will equal the share's value on the exercise date, and the optionee's holding period will begin on the day after the exercise date.

         TAX TREATMENT OF CAPITAL GAINS. The maximum federal income tax rate applied to capital gains realized on a taxable disposition of Common Shares held by a participant as a capital asset will be (i) 20% if such Common Shares are held by the participant for more than 12 months and (ii) the rate that applies to ordinary income (i.e., a graduated rate up to a maximum of 39.6%) if such Common Shares are held by the participant for no more than 12 months.

         APPRECIATION RIGHTS. A participant who is granted an appreciation right recognizes no income upon grant of the appreciation right. At the time of exercise, however, the participant shall recognize compensation income equal to any cash received and the fair market value of any Company Common Shares received. This income is subject to withholding. The Company is generally entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

         PERFORMANCE AWARDS. The grant of a performance award does not generate taxable income to the participant or an income tax deduction to the Company. Any cash and the fair market value of any Company

Common Shares received as payment in respect of a performance award will constitute ordinary income to the participant. The participant's income is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

         RESTRICTED SHARES. Restricted shares are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. A participant who is granted restricted shares may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of Common Shares granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date such restricted shares is granted.

         However, if the participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) Election, any dividends paid on Common Shares subject to the restrictions is compensation income to the participant and compensation expense to the Company. Any compensation income a participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant.

         PAYMENT OF WITHHOLDING TAXES. The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any Federal, state, local, or foreign withholding tax requirements on any grant or exercise made pursuant to the 2000 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering Common Shares previously owned by the participant or directing the Company to apply shares of Common Shares to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement.

TREASURY STOCK PLAN

         In addition to the 2000 Plan, the Board of Trustees has approved in concept a plan (the "Treasury Stock Plan") under which grants of Common Shares will be made to non-executive employees which will vest based on their continued employment with the Company and/or achievement of certain performance goals determined from time to time by the Committee. The number of shares covered by such grants, the vesting schedules and the exact grantees have not yet been determined. No new shares will be issued for such grants. Instead, the Company will purchase Common Shares for this purpose from time to time in the open market. Accordingly, shareholder approval of the Treasury Stock Plan is not required. The Company may also purchase shares in the open market to provide Common Shares granted under the 2000 Plan.

         The Board of Trustees recommends a vote "FOR" approval of the CenterPoint Properties Trust 2000 Omnibus Employee Retention and Incentive Plan appearing at Item 2 on the accompanying proxy form.


            SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information as of March 1, 2000 with respect to the beneficial ownership of the Common Shares of the Company by (1) each person who is known by the Company to own beneficially more than 5% of its Shares, (2) each trustee of the Company, (3) the Company's Chief Executive Officer and four other executive officers and (4) the Company's trustees and executive officers as a group.


                                                          SHARES BENEFICIALLY OWNED
                                                ---------------------------------------------
                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP (1)     PERCENT OF CLASS
------------------------------------            -----------------------      ----------------
Davis Selected Advisers, L.P.
2949 East Elvira Road, Suite 101
Tucson, Arizona                                      2,975,905 (2)                 14.4%

FMR Corp.
82 Devonshire Street
Boston, Massachusetts  02109                         2,386,120 (3)                 11.5%

Martin Barber
(Chairman and Trustee)
22 Grosvenor Gardens
London, England  SW1W 0DH                               93,775 (4)                   *

John S. Gates, Jr.
(President, Chief Executive Officer and
Trustee)
1808 Swift Road
Oak Brook, Illinois  60523                             612,622 (5)                 3.0%

Robert L. Stovall
(Vice Chairman and Trustee)
1808 Swift Road
Oak Brook, Illinois  60523                             123,956 (6)                   *

Nicholas C. Babson
(Trustee)
980 N. Michigan Ave., Suite 1400
Chicago, Illinois 60611                                 22,420 (7)                   *

Norman R. Bobins
(Trustee)
LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois  60603                                 5,186 (8)                   *

Alan D. Feld
(Trustee)
1700 Pacific Avenue
Suite 4100
Dallas, Texas  75201                                    24,130 (9)                   *


John J. Kinsella
(Trustee)
1550 N. State Parkway
Chicago, Illinois  60610                               25,251  (9)                   *

Thomas E. Robinson
(Trustee)
Legg Mason Wood Walker
100 Light Street
34th Floor
Baltimore, Maryland  21202                             23,446  (9)                   *

Michael M. Mullen
(Executive Vice President, Chief
Operating Officer and Trustee)
1808 Swift Road
Oak Brook, Illinois  60523                           149,129   (10)                  *

Paul S. Fisher
(Executive Vice President
Secretary, Chief Financial Officer,
General Counsel and Trustee)
1808 Swift Road
Oak Brook, Illinois  60523                           151,233   (11)                  *

Rockford O. Kottka
(Senior Vice President and Treasurer)
1808 Swift Road
Oak Brook, Illinois  60523                            48,604   (12)                  *

Paul T. Ahern
Executive Vice President
Chief Investment Officer and Director
of Portfolio Operations
1808 Swift Road
Oak Brook, Illinois  60523                            27,692   (13)                  *

All trustees and executive
officers as a group
(12 persons)                                       1,307,444                       6.3%



----------

*    Less than one percent.

(1) Beneficial ownership is the direct ownership of Common Shares of the Company including the right to control the vote or investment of or acquire such Common Shares (for example, through the exercise of share options or pursuant to trust agreements) within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934. The shares owned by each person or by the group and shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3.

(2) As reported on a Schedule 13G/A filed by Davis Selected Advisors, L.P. on March 7, 2000, Davis Selected Advisers, L.P. has sole voting power and sole dispositive power with respect to all 2,975,905 Common Shares.

(3) As reported on a Schedule 13G/A filed by FMR Corp. on February11, 2000, FMR Corp. has sole voting power with respect to 1,220,300 Common Shares and has sole dispositive power with respect to all of the 2,386,120 Common Shares.

(4) Includes options to purchase 90,500 Common Shares under the Company's Stock Option Plan exercisable within 60 days. Excludes the 1,008,478 shares owned by Capital and Regional Properties plc, of which Mr. Barber is Chairman. Mr. Barber disclaims beneficial ownership of such shares.

(5) Includes options to purchase 224,234 Common Shares under the Company's Stock Option Plan exercisable within 60 days and 540 shares owned by an IRA for the benefit of John S. Gates, Jr. Also includes 30,000 Common Shares owned by the Gates Charitable Trust, under which Mr. Gates acts as trustee and exercises voting power with respect to such Common Shares. Mr. Gates disclaims beneficial ownership of 185 shares owned by an IRA for the benefit of his wife.

(6) Includes options to purchase 14,100 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(7) Includes options to purchase 20,400 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(8) Includes options to purchase 4,600 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(9) Includes options to purchase 21,000 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(10) Includes options to purchase 99,926 Common Shares under the Company's Stock Option Plan exercisable within 60 days and 2,000 shares owned by his wife.

(11) Includes options to purchase 129,926 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(12) Includes options to purchase 30,867 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(13) Includes options to purchase 27,692 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning compensation awarded to the Company's Chief Executive Officer and four other executive officers for the years ended December 31, 1999, December 31, 1998 and December 31, 1997.


                                                      Annual
                                                   Compensation                                 Long Term Compensation
                                       -------------------------------------------   ----------------------------------------------
                                                                                      Restricted     Securities
    Name and                                                       Other Annual          Share       Underlying     All Other
Principal Position               Year   Salary ($)(1)   Bonus($)  Compensation ($)   Award(s)($)(2)  Options(#)  Compensation($)(7)
------------------               ----   -------------   --------  ----------------   --------------  ----------  ------------------
John S. Gates Jr.,               1999    285,600        162,739        -0-                 -0-       47,250          5,000
Chief Executive                  1998    244,800        150,000        -0-                 -0-       81,480          5,000
Officer                          1997    228,160        127,485        -0-             151,421(3)    52,878          4,750

Michael M. Mullen                1999    255,000        219,016        -0-                 -0-       47,250          5,000
Executive Vice-                  1998    204,000        115,000        -0-                 -0-       81,480          5,000
President and Chief              1997    187,500        90,650         -0-              52,511(4)    14,778          4,750
Operating Officer

Paul S. Fisher                   1999    255,000        100,048        -0-                 -0-       47,250          5,000
Executive Vice-                  1998    204,000        106,800        -0-                 -0-       81,480          4,750
President, Secretary,            1997    187,500        86,275         -0-              52,511(4)    14,778          4,750
Chief Financial Officer
and General Counsel

Rockford O. Kottka               1999    142,600        65,031         -0-                 -0-       22,050          5,000
Senior Vice-President            1998    132,600        68,120         -0-                 -0-       16,296          5,000
and Treasurer                    1997    120,000        51,627         -0-              21,987(5)     6,984          4,750

Paul Ahern                       1999    201,917        82,950         -0-                 -0-       22,050          5,000
Executive Vice-President         1998    162,500        60,250         -0-                 -0-       38,024           -0-
Chief Investment Officer         1997    107,500        20,250         -0-                 -0-        7,114           -0-
and Director of Portfolio
Operations


----------
(1) Includes amounts deferred at the election of the named executive officer under the Company's 401(k) Plan.

(2) Restricted shares awarded under the 1995 Plan will vest eight years from the date of the grant; however, restricted shares awarded under the plan may vest earlier as follows: (i) if total shareholder return averaged over a consecutive sixty day trading period commencing no earlier than two years from the date of the grant is greater than a target established by the Compensation Committee at the time of the respective award, all of the restricted shares awarded for such year will vest; (ii) upon the death, disability or retirement of a participant, the number of vested shares will be determined by dividing the number of months which have elapsed from the date of such award by 96; or (iii) in the event of a change of control of the Company, all of the restricted shares previously awarded will vest. Dividends are paid on the restricted shares to the same extent as on any other Common Shares.

(3) Represents 4,807 restricted Common Shares having a market value of $174,855 on December 31, 1999.

(4) Represents 1,667 restricted Common Shares having a market value of $60,637 on December 31, 1999.

(5) Represents 698 restricted Common Shares having a market value of $25,390 on December 31, 1999.

(6)  Represents Company's matching contribution to 401(k) Plan.

OPTION TABLES

         The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option grants during the last fiscal year and potential realizable values for such option grants for the term of the options.


              Option Grants in Fiscal Year Ended December 31, 1999



                                                                                    Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                    Share Price Appreciation for
                          Individual Grants                                                 Option Term
-------------------------------------------------------------------------------------------------------------------
                                         Percent of
                                        Total Options
                       Number of         Granted to
                       Securities       Employees in
                       Underlying      the Year Ended    Exercise of
                        Options         December 31,     Base Price    Expiration
Name                   Granted (#)         1999            ($/Sh)         Date          5% ($)          10% ($)
-------------------------------------------------------------------------------------------------------------------
John S. Gates, Jr.       47,250             15%           $32.0625      2/26/09        952,748         2,414,445
Michael M. Mullen        47,250             15%           $32.0625      2/26/09        952,748         2,414,445
Paul S. Fisher           47,250             15%           $32.0625      2/26/09        952,748         2,414,445
Rockford O. Kottka       22,050              7%           $32.0625      2/26/09        444,615         1,126,741
Paul Ahern               22,050              7%           $32.0625      2/26/09        444,615         1,126,741


         The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option exercises during the last fiscal year and option values at the end of the last fiscal year.


       AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1999
                       OPTION VALUES AT DECEMBER 31, 1999



                                                               Number of
                                                              securities
                                                              underlying          Value of unexercised
                                                              unexercised         in-the-money options
                                                           options at fiscal     at fiscal year end (4)
                                                            Year End (2) (#)             ($)
                                                           -----------------     ----------------------
                         Shares        Value Realized        Exercisable/            Exercisable/
                       Acquired ON         (1)($)          Unexercisable (3)      Unexercisable (4)($)
                      Exercise (#)     --------------      -----------------      --------------------
                      ------------
John S. Gates, Jr.       10,800           174,150           173,811/165,226        2,490,971/835,089
Michael M. Mullen          -0-              -0-              97,914/126,346        1,411,746/484,680
Paul S. Fisher             -0-              -0-              97,914/126,346        1,411,746/484,680
Rockford O. Kottka         -0-              -0-               20,214/41,734          263,754/184,358
Paul Ahern                 -0-              -0-               13,402/58,047           78,573/211,302



----------

(1) Based on the difference between an exercise price of $18.25, $19.50, $22.50 or $31.50 per share, as the case may be, and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise December 1, 1999 which was $34,375.

(2)  All options are for Common Shares.

(3) The first number appearing in the column refers to exercisable options, and the second number refers to unexercisable options. Options granted under the 1993 Stock Option Plan as amended become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

(4) Based on the difference between an exercise price of $18.25, $19.50, $22.50 or $31.50 per share, as the case may be, and the closing price of the Common Shares on December 31, 1999 of $36.375 per share as reported on the New York Stock Exchange.


COMPENSATION OF TRUSTEES

         Each independent trustee, i.e. a trustee who is not an employee of the Company, is entitled to receive an annual fee of $20,000, at least 50% of which is payable in cash and the remainder in Common Shares, and independent trustees may elect to receive up to 100% of the annual fee in Common Shares, under the Company's 1995 Director Stock Plan, as amended. The Company also pays its independent trustees a fee of $1,000 for attendance at each meeting of the Board and $500 for participation in telephonic meetings, and the Company reimburses independent trustees for travel expenses incurred in connection with their activities on behalf of the Company. Under the 1995 Director Stock Plan, as amended, each independent trustee was awarded 556 Common Shares on May 20, 1999, except Norman Bobins, who was awarded 278 Common Shares in lieu of the cash portion of their annual retainer fee at election. Trustees who are employees of the Company are not paid any trustees' fees.

         Independent trustees are eligible for the grant of options under the Company's 1993 Amended and Restated Stock Option Plan (the "Stock Option Plan"). Under the Stock Option Plan, each independent trustee was granted options on May 20, 1999 to acquire 5,000 Common Shares, except Martin Barber and Robert Stovall who were each awarded 6,500 Common Shares, at $35.9375 per share, expiring on May 20, 2009. Under the Stock Option Plan, options become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

EMPLOYMENT CONTRACTS

         The Company's executive officers have entered into employment agreements with the Company. Such agreements have an original term of five years (expiring February 22, 2004), subject to earlier termination, with or without "cause" by the Company. If the termination is within 24 months after a "change in control" and is by the Company and without cause or is by the executive for "good reason" (which includes a material adverse change in the executive's duties, relocation of executive by the Company by more than 35 miles and reduction of his compensation or benefits), the executive is entitled to receive three times his then base salary (or if greater at the time of such change in control), three times his prior year's cash bonus, outplacement services, 36 months of continued health coverage and a further payment to gross up any taxes owed by him as a result of excise taxes on such severance benefits. If termination is prior to a change in control and by the Company without cause or because of disability, the executive will receive one year's salary continuation and a prorated bonus based on the prior year's bonus and all of his unvested shares options and restricted shares will vest. The agreements with the executive officers: (i) require that substantially all of their time and effort be for the benefit of the Company (all such executive officers are employed exclusively by the Company), (ii) set forth their minimum salaries and initial target cash bonus and (iii) provide for their participation in a discretionary cash bonus plan. In connection with the execution of the employment agreements, each such executive entered into a non-competition and non-solicitation agreement with the Company pursuant to he agreed not to compete with the Company or solicit or hire any employee of the Company for a period of two years following such executive's termination from the Company. The current base salaries of the executives are as follows: Mr. Gates -- $291,200; Mr. Mullen -- $260,000; Mr. Fisher -- $260,000; Mr. Kottka -- $150,000; and Mr. Ahern --
$240,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee during fiscal year 1999 included Nicholas C. Babson, Alan D. Feld and John S. Gates, Jr. Mr. Feld is the Chairman of the Committee. Mr. Gates is employed by the Company as its President and Chief Executive Officer.

         During 1999, no executive officer of the Company served on the board of trustees or compensation committee (or other board committee performing equivalent functions) of any other entity any of whose executive officers served as a trustee of the Company or member of the Company's Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

MISSION OF THE COMPENSATION COMMITTEE


         The Board of Trustees has delegated to the Compensation Committee strategic and administrative responsibility for the Company's management compensation strategy and incentive compensation plans. The Committee's basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated fairly and effectively in a manner consistent with the Company's stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.

PAY-FOR-PERFORMANCE PLAN

         In July 1994, based on the report of an independent consultant, Towers Perrin Foster, and the recommendations of the Compensation Committee, the Company's Board of Trustees approved a pay-for-performance compensation plan (the "Plan"). The Plan is designed to provide competitive compensation levels within the Company's industry and incentive pay that varies based on corporate, departmental or profit center and individual performance. To achieve this objective, the Plan contemplates that the Company generally will maintain base salary levels for its employees at or about the median compensation level for persons holding similar positions within the industry, based on information drawn from compensation surveys and compensation consultants, but that employees will have an opportunity to receive a total compensation package significantly greater than the median based upon their contribution to the Company's attainment of its growth and profit objectives. For certain senior management employees, the Plan contemplates that base salary levels will generally be somewhat below the median, to further emphasize pay for performance through incentives. The Plan includes three elements: a salary management system, an annual incentive plan and a long term incentive plan.

         In October, 1997, the Board of Trustees engaged FPL Associates ("FPL"), an affiliate of Ferguson Partners and a leading independent compensation consulting firm in the real estate industry, to provide recommendations regarding modifications to the Plan. The Board of Trustees adopted certain of the recommendations of FPL to modify the long-term incentive plan, as set forth below.

         SALARY MANAGEMENT SYSTEM. Under the Plan, the Company has established a salary structure by individual position within a range of plus or minus 25% of the median marketplace rate for that position. Annual salary rates for specific individuals will vary within the range for such position based on such individual's experience and qualifications. The Board of Trustees, based on the recommendations of the Compensation Committee, establishes a budget for aggregate merit increases each year based on marketplace practices, the Company's ability to pay and the attainment of the Company's overall objectives. Individual merit increases generally are expected to range from 0% to 10% of salary, and merit increases in the aggregate generally are not expected to exceed 4%. Annual merit increases are based on individual performance levels gauged by performance appraisals conducted every six months.

         Salary adjustments are made as of July 1 each year, effective for the following 12 months. The average increase in executive salaries effective as of July 1, 1999 was approximately 4.8%, including certain increases attributable to promotions.

         ANNUAL INCENTIVE PLAN. The annual incentive plan is performance-driven, provides cash awards based on the success of the Company in any fiscal year and provides motivation to accomplish objectives that are critical to the Company's success. No awards will be made for any fiscal year unless the Company achieves a threshold level of funds from operations ("FFO") for that year. The Company will annually establish threshold, target and maximum award opportunities for each position, based on satisfaction of certain criteria. The target award opportunities will generally be established consistent with median rates for comparable positions. Cash awards are declared and paid following completion of the Company's annual audit in the first quarter of each year, based on performance during the prior year.

         The criteria and the relative weights assigned to the criteria vary depending on an employee's position. For the Company's Chief Executive Officer,
(i) a 80% weighting factor is assigned to the Company's overall corporate performance determined by reference to FFO per share, success of the Company's processes and systems and the overall results of a tenant satisfaction survey conducted by CEL & Associates, a leading surveyor of tenant satisfaction for the real estate industry, under the supervision of the Compensation Committee, and
(ii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive officers with departmental functions, (i) a 50% weighting factor is assigned to the Company's overall corporate performance determined by reference to the same measures as described above, (ii) a 30% weighting factor is assigned to qualitative departmental performance, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive employees in charge of property management for particular regions, (i) a 40% weighting factor is assigned to overall corporate performance based on the same measures as described above,
(ii) a 40% weighting factor is assigned to regional performance, determined by comparison of regional portfolio operating income to budget, regional days outstanding in accounts receivable and the results of a regional tenant satisfaction survey, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For each class of executive employee, points will be assigned based on achievement of performance standards within each performance category, and points will be used to determine eligibility for threshold, target or maximum awards.

         In March 1999, the Compensation Committee assigned each executive officer a cash incentive award opportunity for 1999, expressed as a percentage of salary, based on the attainment of threshold, target and maximum performance levels. Depending on position, the low range was between 50% and 85% of salary, while the high range was between 100% and 170% of salary. In March, 2000, the Compensation Committee determined that the performance of the executive officers entitled them to cash incentive awards ranging from approximately 74.5% to 130.2% of salary.

         LONG TERM INCENTIVE PLAN. Previously, the long-term incentive plan consisted of two-thirds share options under a stock option plan adopted by the Company and approved by the shareholders in 1993, as amended and restated in 1998 (the "Stock Option Plan") and one-third restricted share grants under a Restricted Stock Incentive Plan adopted by the Company and approved by the shareholders in 1995. The analysis of the Company's long-term incentive plan by FPL determined that option grants provide greater long-term performance and retention incentives to employees than restricted share grants. Based on that analysis, the Board of Trustees decided in March 1998 to make share option grants the sole component of the long-term incentive plan. Also based upon the FPL analysis of the long-term incentive plan, the Board of Trustees directed the Compensation Committee to set higher performance standards which will be more difficult to achieve, coupled with greater rewards if such standards are attained. The foregoing decisions, coupled with a determination by the Board to enlarge the class of employees eligible for share options to all employees with more than one year of service, has resulted in a need for more options to be available for grant under the Stock Option Plan. The Company, therefore, amended the Stock Option Plan in 1998, which amendment, among other things, increased the number of options available for grant under the Stock Option Plan.

         The new performance standards adopted by the Compensation Committee for the award of share options replace the previous relatively subjective standards with objective standards, applicable to all employees participating in the Stock Option Plan, tied to material increases in shareholder value. Under the new standards, employee performance will be measured based upon rate of return goals established by the Company's independent trustees, with a 25% weighting factor assigned to total shareholder return and a 75% weighting factor assigned to FFO per share growth. For each of these factors, the Compensation Committee will annually establish threshold, target and maximum award opportunities for each employment position.

         Like cash awards, share options are awarded in the first quarter of each year following completion of the annual audit, based on performance during the prior year. In March, 2000, the Board made share option awards based upon attainment of the standards in 1999. Based on its evaluation of employees' attainment of these standards in 1999, the Compensation Committee awarded share options under the Stock Option Plan for a total of 215,799 shares and share grants under the Restrictive Stock Plan for 76,609 shares in March, 2000.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         During 1999, the Company's Chief Executive Officer was paid a salary at the rate of $280,000 per annum for the first six months and at a rate of $291,200 for the last six months pursuant to his employment contract. As part of its engagement in January, 1998 FPL conducted a survey of the salaries paid by the Company to executive employees. Mr. Gates' current salary is approximately 91% of the median for the Company's industry reported in the survey, which is within the Company's salary objectives.

         In March, 1999, the Compensation Committee assigned to Mr. Gates an incentive award opportunity for 1999, expressed as a percentage of salary, based on corporate and individual performance meeting or exceeding threshold, target or maximum levels. As indicated above, a 80% weighting factor was assigned to corporate performance determined by reference to FFO per share, success of the Company's processes and systems implementation, and the overall results of an independent tenant satisfaction survey conducted under the supervision of the Compensation Committee. A 20% weighting factor was assigned to individual performance, based on success in designing and implementing internal processes, systems and organizational development initiatives designed to maintain the highest levels of tenant satisfaction and the internal capacity and controls necessary to sustain continuing high levels of growth. On the basis of points awarded in each of these categories, the Compensation Committee in March, 2000 awarded Mr. Gates a cash bonus of $319,994, or 109.9% of salary.

         Also in March, 2000, the Compensation Committee, applying the performance standards for long-term incentives, approved an award of 46,273 share options and 7,225 share grants, representing an award 37% above the target level for shareholder return and award slightly above the target level for growth in FFO per share.


                                  Alan D. Feld, Chairman
                                  Nicholas C. Babson
                                  John S. Gates, Jr.

PERFORMANCE GRAPH

         The following graph compares the percentage change in cumulative total return on the Company's Common Shares for the period December 31, 1994 through December 31, 1999 with the percentage change in (a) the Standard & Poor's 500 index ("S&P") for the same period and (b) the Total Return Index for Equity REITs published by The National Association of Real Estate Investment Trusts ("NAREIT") for the same period. (The NAREIT index for Equity REITs, which is published monthly, is an index of approximately 173 REITs which includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the ownership of real property.) Cumulative total return includes reinvestment of dividends. The historical information set forth below is not necessarily indicative of future performance.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG COMPANY, S&P 500 INDEX AND NAREIT
                            EQUITY TOTAL RETURN INDEX

          [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]


-----------------------------------------------------------------------------------------------------------------------------------
                    December 31, 1994  December 31, 1995  December 31, 1996 December 31, 1997  December 31, 1998  December 31, 1999
-----------------------------------------------------------------------------------------------------------------------------------
CenterPoint              $100.00           $127.95             $196.03           $221.62            $224.43            $254.95
Properties Trust
S&P 500 Index             100.00            137.43              168.98            225.37             289.78             350.72
NAREIT Equity             100.00            115.27              155.92            187.51             154.69             147.54
Total Return Index



                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         In June, 1996, the Company, through a partnership of which the Company is the general partner, exercised options to acquire three properties from entities in which Robert L. Stovall, a trustee of the Company, and Michael M. Mullen, an executive officer and trustee of the Company, have an interest. The aggregate purchase price for the properties was approximately $24.6 million, and the transactions satisfied the Company's investment criteria and were approved by the Company's independent trustees. In order to mitigate tax liabilities, Messrs. Stovall and Mullen continue to own a minority interest in the partnership owning two of the purchased properties.

         Since the initial public offering in December, 1993, the Company has also been managing the three properties described in the preceding paragraph and two additional properties owned by entities in which certain executive officers of the Company have an interest and which are not deemed suitable for acquisition by the Company. For its management services, the Company has been receiving an aggregate management fee equal to approximately 3% of gross rents from the three option properties, and approximately 2% and 1%, respectively, of gross rents from the two other properties.

                                  OTHER MATTERS

         The Board of Trustees knows of no matters which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

         The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of shares held in their names. Trustees, officers and employees of the Company may also solicit proxies on behalf of the Board of Trustees but will not receive any additional compensation therefor.

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 is being furnished to shareholders simultaneously with this proxy statement.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                  By order of the Board of Trustees,


                                  /s/ Paul S. Fisher
                                  ----------------------------------
                                  Paul S. Fisher
                                  SECRETARY

                                                                       EXHIBIT A

                          CENTERPOINT PROPERTIES TRUST

               2000 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL

1.1      PURPOSE

CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), hereby adopts, subject to shareholder approval, this plan which shall be known as the CenterPoint Properties Trust 2000 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by: (a) strengthening the Company's capability to develop, maintain, and direct an outstanding management team; (b) motivating superior performance by means of long-term performance related incentives; (c) encouraging and providing for obtaining an ownership interest in the Company;
(d) attracting and retaining outstanding executive talent by providing incentive compensation opportunities competitive with other major companies; and (e) enabling executives to participate in the long-term growth and financial success of the Company.

1.2      ADMINISTRATION

(a) The Plan shall be administered by the Stock Option Committee of the Board of Trustees of the Company or such other committee of trustees as is designated by the Board of Trustees of the Company (the "Committee"), which shall consist of two or more members. Each member shall be a "Non-employee Director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3") and shall be an "outside director" within the meaning of
Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). The members shall be appointed by the Board of Trustees, and any vacancy on the Committee shall be filled by the Board of Trustees.

(b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select from the regular full-time employees of the Company those who shall participate in the Plan (a "Participant" or "Participants"); (ii) make awards in such forms and amounts as it shall determine; (iii) impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award granted hereunder; and (vi) make all other determinations and take all other actions deemed necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

(c) All expenses associated with the Plan shall be borne by the Company subject to such allocation to its subsidiaries and operating units as it deems appropriate .

(d) The Committee may delegate any of its authority hereunder to such persons as it deems appropriate.

1.3      SELECTION FOR PARTICIPATION

In selecting Participants and in determining the form and amount of awards, the Committee may give consideration to the functions and responsibilities of the employee; the employee's past, present and potential contributions to the Company's profitability and sound growth; the value of the employee's services to the Company; and other factors deemed relevant by the Committee. Grants may be made to the same individual on more than one occasion.

1.4      TYPES OF AWARDS UNDER PLAN

Awards under the Plan may be in the form of any one or more of the following:
(a) Statutory Stock Options ("ISOs", which term shall be deemed to include Incentive Stock Options as defined in Section 2.5 and any future type of tax-qualified option which may subsequently be authorized), Non-statutory Stock Options ("NSOs" and, collectively with ISOs, "Options") and Share Appreciation Rights ("SARs") as described in Article II; (b) Performance Units and Performance Shares ("Performance Units" and "Performance Shares") as described in Article III; and (c) Restricted Shares and Restricted Share Equivalents ("Restricted Shares" and "Restricted Share Equivalents") as described in Article IV (collectively, "Awards").

1.5      SHARES SUBJECT TO THE PLAN

Shares covered by Awards under the Plan may be in whole or in part authorized and unissued or treasury shares of the Trust's common shares, $.001 par value per share, or such other shares as may be substituted pursuant to Section 6.2 ("Common Shares"). The maximum number of shares of Common Shares which may be issued for all purposes under the Plan shall be 1,200,000 shares (subject to adjustment pursuant to Section 6.2). For purposes of calculating the number of outstanding Common Shares, all classes of securities that are convertible presently or in the future into Common Shares are deemed to be outstanding Common Shares equal to the number of Common Shares into which such securities are convertible, and no subsequent reduction in the number of outstanding Common Shares (other than as a result of a reverse share split or similar recapitalization) will reduce the number of Common Shares previously made available for option grants under the Plan. Any shares of Common Shares subject to an Option which for any reason is canceled (excluding shares subject to an Option canceled upon the exercise of a related SAR to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Shares or Performance Awards which are forfeited, shall again be available for Awards under the Plan.

1.6      MAXIMUM AWARDS PER PARTICIPANT

The aggregate number of shares of Common Shares that a Participant may be granted in any form in any given year shall not exceed 250,000 shares or the cash equivalent thereof.

                                   ARTICLE II

                   SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

2.1      AWARD OF SHARE OPTIONS

The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Common Shares.

2.2      SHARE OPTION AGREEMENTS

The award of an Option shall be evidenced by a signed written agreement (a "Share Option Agreement") containing such terms and conditions as the Committee may from time to time determine.

2.3      OPTION PRICE

The purchase price of Common Shares under each Option (the "Option Price") shall be the Fair Market Value of the Common Shares on the date the Option is awarded.

2.4      EXERCISE AND TERM OF OPTIONS

(a) Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants, provided that no such Option shall be exercisable within the first twelve months of its term. Each Option that is intended to qualify as an ISO pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of ISO that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

(b) The Committee shall establish procedures governing the exercise of Options and shall require that written notice of exercise be given and that the Option Price be paid in full in cash (including check, bank draft or money order) at the time of exercise; provided, however, that such Option Price may be paid within six business days of the time of exercise, if the Participant instructs the Corporation to sell shares delivered on exercise as the Participant's agent pursuant to a "cashless exercise" program or other similar program established by the Committee. The Committee may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Shares already owned by that Participant for a period of at least six months, valued at Fair Market Value on the date of exercise, as partial or full payment of the Option Price; provided, however, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option Price to be paid in cash. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Shares. The exercise of an Option shall cancel any related SAR to the extent of the number of shares as to which the Option is exercised.

2.5      LIMITATIONS ON ISOS

Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as ISOs (as such term is defined in Section 422 of the Code):

(a) The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be NSOs.

(b) Any ISO authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as ISOs.

(c) All ISOs must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Trustees or the date this Plan was approved by the shareholders.

(d) Unless sooner exercised, terminated or canceled, all ISOs shall expire no later than ten years after the date of grant.

2.6      TERMINATION OF EMPLOYMENT

In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability, each of the Participant's outstanding Options shall be exercisable by the Participant (or the Participant's legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date; provided that NSOs may be exercised up to one year after the death of a Participant even if this is beyond their expiration date. If the Participant ceases to be an employee for any other reason, all of the Participant's then outstanding Options shall terminate immediately.

2.7      AWARD OF SHARE APPRECIATION RIGHTS

(a) GENERAL. A SAR is a right to receive, without payment (except for applicable withholding taxes) to the Company, a number of shares of Common Shares, cash or a combination thereof, the amount of which is determined pursuant to the formula set forth in Section 2.7(e). A SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option, or at such later time as determined by the Committee (as to all or any portion of the Common Shares subject to the Option); or (ii) alone, without reference to any related share option. Each SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Section.

(b) NUMBER. Each SAR granted to any Participant shall relate to such number of shares of Common Shares as shall be determined by the Committee, subject to adjustment as provided in Section 6.2. In the case of a SAR granted with respect to a share option, the number of shares of Common Shares to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related share option.

(c) DURATION. The term of each SAR shall be determined by the Committee but in no event shall a SAR be exercisable during the first year of its term. Subject to the foregoing, unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the share option, if any, to which it relates is exercisable.

(d) EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder a certificate for the shares of Common Shares or cash or both, as determined by the Committee, to which the holder is entitled. No SAR granted to an Officer may be exercised in whole or in part for cash except during the period described in Section 6.3(c)(ii)(1) hereof.

(e) PAYMENT. Subject to the right of the Committee to deliver cash in lieu of shares of Common Shares, the number of shares of Common Shares which shall be issuable upon the exercise of a SAR shall be determined by dividing:

         (i) the number of shares of Common Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of a share of Common Shares subject to the SAR on the exercise date exceeds (A) in the case of a SAR related to a share option, the purchase price of a share of Common Shares under the share option or (B) in the case of a SAR granted alone, without reference to a related share option, an amount which shall be determined by the Committee at the time of grant, provided, however, such amount is at least equal to the Fair

         Market Value of the Common Shares on the date the SAR is awarded, (subject to adjustment under Section 6.2)); by

         (ii) the Fair Market Value of a share of Common Shares on the exercise date.

In lieu of issuing shares of Common Shares upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Shares shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Shares on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

(f) AGREEMENT. SARs awarded under the Plan shall be evidenced by either a Share Option Agreement or a separate signed written agreement between the Company and a Participant.


                                   ARTICLE III

                          PERFORMANCE SHARES AND UNITS

3.1      AWARD OF PERFORMANCE UNITS AND PERFORMANCE SHARES

The Committee may award to any Participant Performance Shares and Performance Units ("Performance Awards"). Each Performance Share shall represent one share of Common Shares. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Shares.

3.2      PERFORMANCE UNIT AND PERFORMANCE SHARE AGREEMENTS

Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine.

3.3      ESTABLISHMENT OF PERFORMANCE ACCOUNTS

At the time of award, the Company shall establish an account (a "Performance Account") for each Participant. Performance Units and Performance Shares awarded to a Participant shall be credited to the Participant's Performance Account.

3.4      PERFORMANCE PERIOD AND TARGETS

(a) The performance period for each award of Performance Shares and Performance Units shall be of such duration as the Committee shall establish at the time of award; provided, however, that in no event will the performance period be less than one year (the "Performance Period"). There may be more than one award in existence at any one time and Performance Periods may differ.

(b) The Committee shall set performance targets relating to Performance Units and Performance Shares which shall be based on one or more of the following performance measures: share price, earnings per share, return on equity, economic value added, total return on invested capital, increases in funds from operations or any other performance measure the Committee deems appropriate. With respect to any awards the Committee intends to qualify for the performance based exception under Code Section 162(m), performance targets shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the Performance Period with respect to which the award of Performance Units or Performance Shares is made and (ii) the date as of which twenty-five percent (25%) of such Performance Period has elapsed. At the time of setting performance targets, the Committee shall establish superior and satisfactory performance targets to be achieved within the Performance Period. Failure to meet the satisfactory performance target will earn no Performance Award. Performance Awards will be earned as determined by the Committee in respect of a Performance Period in relation to the degree of attainment of performance between the superior and satisfactory performance targets.

3.5      PAYMENT RESPECTING PERFORMANCE AWARDS

(a) Performance Awards shall be earned to the extent that their terms and conditions are met. Notwithstanding the foregoing, Performance Awards and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only in accordance with the related written agreement or otherwise when, if, and to the extent the Committee determines to make such payment. All payment determinations shall be made by the Committee during the first four months following the end of the Performance Period.

(b) The Participant may elect to defer any payment respecting a Performance Award pursuant to Article V hereof.

(c) Payment for Performance Awards may be made in a lump sum or in installments, in cash, Common Shares or in a combination thereof as the Committee may determine.

3.6      TERMINATION OF EMPLOYMENT

If the Participant ceases to be an employee before the end of any Performance Period with the consent of the Committee or upon the Participant's death, retirement or disability before the end of any Performance Period, the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or the Participant's legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to the Participant had the Participant continued as an employee to the end of the Performance Period. If a Participant ceases to be an employee for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.

                                   ARTICLE IV

                RESTRICTED SHARE AND RESTRICTED SHARE EQUIVALENTS

4.1      AWARD OF RESTRICTED SHARES

The Committee may award to any Participant shares of Common Shares, subject to this Article IV and such other terms and conditions as the Committee may prescribe (such shares being herein called "Restricted Shares"). Each certificate for Restricted Shares shall be registered in the name of the Participant and deposited by the Participant, together with a shares power endorsed in blank, with the Company.

4.2      RESTRICTED SHARE AGREEMENT

Shares of Restricted Share awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine.

4.3      RESTRICTION PERIOD

At the time of award there shall be established for each Participant, subject to Paragraph 4.6, a restriction period (the "Restriction Period") which shall lapse
(a) upon the completion of a period of time ("Time Goal") as shall be determined by the Committee, or (b) upon the achievement of performance goals within certain time limitations ("Performance/Time Goal") as shall be determined by the Committee; provided that such Time Goal shall last at least until the third year anniversary of the date of the award or the Performance/Time Goal shall last at least until the second year anniversary of the date of the award. Shares of Restricted Share may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such shares of Restricted Share shall have all the rights of a holder of Common Shares. With respect to shares of Restricted Share which are issued subject to a Time Goal, the Company shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 at the expiration of the Restriction Period. With respect to shares of Restricted Share which are issued subject to a Performance/Time Goal, the Company shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 upon the achievement of the performance goal on or before the close of the Restriction Period. With respect to shares of Restricted Share which are issued subject to a Performance/Time Goal which fail to meet the goal before the end of the restriction period, all such shares shall be forfeited, and the Company shall have the right to complete a blank share power in order to return such shares to the Company.

4.4      TERMINATION OF EMPLOYMENT

(a) In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Time Goal, the restrictions imposed under this Article IV shall lapse with respect to such number of those shares subject to a Time Goal as shall be determined by the Committee, but, in no event less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Shares subject to a Time Goal to the Participant to the date of termination and the denominator of which is the number of months in the Restriction Period, multiplied by (b) the number of shares of Restricted Shares subject to a Time Goal.

(b) In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Performance/Time Goal, the restrictions imposed under this Article IV shall lapse upon the achievement of the Performance/Time Goal within two years of the Participant's termination of employment with respect to such number of those shares subject to a Performance/Time Goal as shall be determined by the Committee, but, in no event, less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Shares subject to a Performance/Time Goal to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date of award of the Restricted Shares subject to a Performance/Time Goal to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (b) the number of shares of Restricted Shares subject to a Performance/Time Goal.

(c) In the event the Participant ceases to be an employee for any other reason, all shares of Restricted Shares theretofore awarded to that Participant which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank share power.

4.5      AWARD OF RESTRICTED SHARE EQUIVALENTS

In lieu of or in addition to the foregoing Restricted Shares Awards, the Committee may award to any Participant restricted share equivalents, subject to the terms and conditions of Paragraphs 4.2, 4.3, and 4.4 of this Article IV being applied to such awards as if those awards were for Restricted Share and subject to such other terms and conditions as the Committee may prescribe ("Restricted Share Equivalents"). Each Restricted Share Equivalent shall represent the right of the Participant to receive an amount determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Shares. Payment for Restricted Share Equivalents may be made in a lump sum or installments, in cash, Common Share or in a combination thereof as the Committee may determine.

                                    ARTICLE V

                              DEFERRAL OF PAYMENTS

5.1      ELECTION TO DEFER

A Participant may elect, with the consent of the Committee, no later than June 30 of the last full calendar year of the Performance Period, to defer all or a portion of the Participant's Performance Award within deferral limits established by the Committee, and the Committee may permit or require the deferral of any other Award payment, subject to such rules and procedures as it may establish (the "Deferred Amount"). The Committee may permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. All Deferred Amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the Fair Market Value of the Common Shares and dividends thereon) as the Committee may from time to time establish.

5.2      DEFERRAL PERIOD

The Participant may, with the consent of the Committee, elect to receive payment of Deferred Amounts and any yield thereon either before or after retirement in a lump sum or in installments. Upon the death of a Participant, payments of any amounts hereunder shall be made to the Participant's designated beneficiary (pursuant to Section 6.13) or estate (in the absence of a designated beneficiary) in the manner elected by the Participant or (in the event the Participant made no election) in the manner determined by the Committee. The period between the date the Participant's Deferred Amount becomes payable and the final payment of such Deferred Amount hereunder shall be known as the "Deferral Period."

5.3      PARTICIPANT REPORTS

Annually, each Participant who has a Deferred Amount will receive a report setting forth all then Deferred Amounts and the yield thereon to date.

5.4      PAYMENT OF DEFERRED AMOUNTS

Unless otherwise agreed by the Company and the Participant, payment of Deferred Amounts may be in cash, Common Shares or partly in cash and partly in Common Shares, as the Committee shall determine.

5.5      ESTABLISHMENT OF TRUST

The Committee, in its sole discretion, may establish a trust to hold Deferred Amounts or any portion thereof for the benefit of Participants.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

6.1      NON-TRANSFERABILITY

Except as provided below, no Award under the Plan (including any Deferred Amount), and no interest therein, shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards shall be exercisable or received during the Participant's lifetime only by the Participant or his legal representative. Notwithstanding the foregoing, the Committee may from time to time permit Awards to be transferable to members of Participants' immediate families, a family limited partnership or a family trust, subject to such terms and conditions as the Committee may impose. Any transfer contrary to this
Section 6.1 will nullify the Award.

6.2      ADJUSTMENTS UPON CERTAIN CHANGES

In the event of a share dividend or share split, or combination or other increase or reduction in the number of issued shares of Common Shares, the Board of Trustees or the Committee may, in order to prevent the dilution or enlargement of rights under Awards (including any Deferred Amounts), make such adjustments in the number of shares authorized by this Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding Awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may, notwithstanding any other provision of the Plan to the contrary, provide in the agreement evidencing any Award (including Deferred Amounts) or, provide through unilateral action of the Committee for adjustments to such Award in order to prevent the dilution or enlargement of rights thereunder, to provide for substitute consideration thereunder or to provide for acceleration of benefits thereunder in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of or spin-off or similar transaction by the Company.

6.3      TAX WITHHOLDING

(a) The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Corporation with respect to any amount payable and/or shares issuable under the Plan, and the Corporation may defer such payment or issuance unless indemnified to its satisfaction.

(b) Subject to the consent of the Committee, due to (i) the exercise of a NSO,
(ii) lapse of restrictions on a Restricted Share Award or (iii) the issuance of any other shares award under the Plan, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Shares otherwise issuable under (i) withheld, or (B) tender back to the Company shares of Common Shares received pursuant to (i), (ii) or (iii), or (C) deliver back to the Company pursuant to (i), (ii) or (iii) previously-acquired shares of Common Shares having a Fair Market Value sufficient to satisfy statutory withholding obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the right to make Elections shall not apply to such Awards.

6.4      CONDITIONS ON AWARDS

In the event that the employment of a Participant holding any unexercised Option or SAR, any unearned Performance Award, any unearned shares of Restricted Shares or any unearned Restricted Share Equivalents shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or SAR is exercised, or any such Performance Award, share of Restricted Shares or Restricted Share Equivalent is earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (b) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort and for which the Company shall reimburse the Participant's reasonable out of pocket expenses) at the request of the Company's management with respect to phases of the business with which the Participant was actively connected during the Participant's employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or SAR, Performance Award, shares of Restricted Shares or Restricted Share Equivalents held as on the date of the breach of condition. Any determination by the Board of Trustees of the Company, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive. In addition, in the event that a Participant engages in such a competitive business or activity within two years after any such termination of employment, the Participant will, unless the Committee waives this requirement, pay to the Company all after-tax economic benefits realized previously by the Participant from Awards.

6.5      AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

The Board of Trustees may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Trustees may deem advisable in order that any Awards thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or its employees to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Trustees may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without shareholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Shares is listed, (i) except as provided in Section 6.2, materially increase the number of shares of Common Shares which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan or (iv) extend the termination date of the Plan. No such amendment, suspension or termination shall impair the rights of Participants under outstanding Options, SARs, Performance Awards, awards of Restricted Shares or Restricted Share Equivalents, Performance Accounts or Deferred Amounts without the consent of the Participants affected thereby.

6.6      FOREIGN ALTERNATIVES

Notwithstanding the other provisions of the Plan, in the case of any Award (including any Deferred Amount) to any Participant who is an employee of a foreign Subsidiary or foreign branch of the Company or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by shares of Common Shares or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if shares of Common Shares or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called "Share Equivalents"). The Share Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of shares of Common Shares or other securities under such circumstances and in such manner as the Committee may determine.

6.7      DEFINITIONS AND OTHER GENERAL PROVISIONS

(a) The terms "retirement" and "disability" as used under the Plan shall have the meaning established by the Committee.

(b) The term "Fair Market Value" as it relates to Common Shares on any given date means (i) the mean of the high and low sales prices of the Common Shares as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the Common Shares is then listed); or (ii) if the Common Shares is not listed on any domestic stock exchange, the mean of the high and low sales prices of the Common Shares as reported by the Nasdaq Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; of (iii) if the Common Shares is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses apply, the fair value as determined in good faith by the Corporation's Board of Trustees or the Committee.

(c) The term "Subsidiary" shall mean, unless the context otherwise requires, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in such chain owns shares possessing at least 20% of the voting power in one of the other corporations in such chain.

(d) The adoption of the Plan shall not preclude the adoption by appropriate means of any other share option or other incentive plan for employees.

6.8      NON-UNIFORM DETERMINATIONS

The Committee's determinations under the Plan, including without limitation, (a) the determination of the Participants to receive Awards, (b) the form, amount and timing of such Awards, (c) the terms and provisions of such Awards and (d) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

6.9      SUSPENSIONS, LEAVES OF ABSENCE, AND TRANSFERS

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an employee and
(b) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant shall not be deemed to have ceased to be an employee for purposes of the Plan.

6.10     LISTING, REGISTRATION, AND LEGAL COMPLIANCE

Each Award (including Deferred Amounts) shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any shares of Common Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of shares of Common Shares or other property thereunder, no such Award may be exercised or paid in Common Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of Officers and other persons subject to
Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award (including Deferred Amounts) which, in the discretion of the Committee, are necessary or desirable in order to comply with
Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options or SARs may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days prior written notice to the holders thereof.

6.11     LOANS

The Committee may provide for the Company to make loans or guarantee to finance the exercise of any Option as well as the estimated or actual amount of any taxes payable by the holder as a result of the exercise or payment of any Option and may prescribe, or may empower the Company to prescribe, the other terms and conditions (including but not limited to the interest rate, maturity date and whether the loan will be secured or unsecured) of any such loan; provided, however, that notwithstanding the foregoing, all loans made pursuant to this provision shall include an interest rate on the outstanding balance of the loan at a rate of at least the then prevailing rate the Company would be charged by an unaffiliated lender for a loan of a similar nature and maturity.

6.12     INDEMNIFICATION

Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company's approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.13     BENEFICIARY DESIGNATION

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

6.14     RIGHTS OF PARTICIPANTS

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue the Participant's present or any other rate of compensation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

6.15     REQUIREMENTS OF LAW, GOVERNING LAW

The granting of Awards and the issuance of shares of Common Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland. The provisions of the Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3 under the Exchange Act, unless a contrary interpretation of any such provisions is otherwise required by applicable law.

6.16     EFFECTIVE DATE

The Plan shall, subject to the approval of the holders of a majority of the shares of Common Shares present at the 2000 annual meeting of the Corporation's shareholders, be deemed effective as of May 10, 2000. No awards of Options, SARs, Performance Units, Performance Shares or shares of Restricted Shares or Restricted Share Equivalents shall be made hereunder after July 31, 2003.

/X/ Please mark your                                                / 6237
    votes as in this
    example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE TRUSTEE NOMINEES, AND FOR THE APPROVAL OF THE 2000 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN.


--------------------------------------------------------------------------------------------------------------------------------
                FOR    WITHHELD   TRUSTEE INCUMBENTS                                                      FOR   AGAINST  ABSTAIN
                ---    --------   ------------------                                                      ---   -------  -------
A. Election of /  /     /  /      01 Nicholas C. Brocon  06 John S. Gales, Jr.   B. Approval of this      / /     / /      / /
   Trustees                       02 Martin Barber       07 John J. K               2000 Omnibus          / /     / /      / /
For a copy you want               03 Norman R. Rohns     08 Michael M. Muhan        Employees Retention   / /     / /      / /
XXXXXX XXXXXXXX XXX               04 Alan B. Feld        09 Thomas E. Robinson      and Incentive Plan    / /     / /      / /
                                  05 Paul S. Fisher      10 Robert L. Stovall
_______________________________
-------------------------------------------------------------------------------------------------------------------------------







SIGNATURE(S) ___________________________________________ DATE __________________     THE SIGNER HEREBY REVOKES ALL PROXIES
                                                                                     HERETOFORE GIVEN BY THE SIGNER TO VOTE
NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.    AT SAID MEETING OR ANY ADJOURNMENT THEREOF.
       WHEN SIGNING AS ATTORNEY, DIRECTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
       PLEASE GIVE FULL TITLE AS SUCH.
-------------------------------------------------------------------------------------------------------------------------------
                                                         FOLD AND DETACH HERE


                                CENTERPOINT PROPERTIES TRUST

       Dear Stockholder:

       We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

       The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

               TO VOTE BY TELEPHONE:
               ---------------------
               Using a touch-tone phone call Toll-free:    1-877-PRX-VOTE
                                                          (1-877-779-8683)

               TO VOTE BY INTERNET:
               --------------------
               Log on to the Internet and go to the website:
               http://www.eproxyvote.com/CNT
               ----------------------------
               NOTE: IF YOU VOTE OVER THE INTERNET, YOU MAY INCUR COSTS SUCH AS TELECOMMUNICATION AND INTERNET ACCESS CHARGES FOR WHICH YOU WILL BE RESPONSIBLE.

                            THANK YOU FOR VOTING YOUR SHARES
                                 YOUR VOTE IS IMPORTANT!

  DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

                              CENTERPOINT PROPERTIES TRUST
                                   1808 SWIFT DRIVE                       PROXY
                                OAK BROOK, ILLINOIS 60523

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                         CENTERPOINT PROPERTIES TRUST FOR THE
                    ANNUAL MEETING OF SHAREHOLDERS ON MAY 10, 2000

      The undersigned hereby appoints Martin Barber, John S. Gales, Jr. and Paul S. Fisher, or any of them, jointly and severally, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the Company's Common Shares held in the undersigned's name and shares held by the agent in the Plan, hereafter described, subject to the voting direction of the undersigned at the Annual Meeting of Shareholders to be held at 1808 Swift Drive, Oak Brook, Illinois on Wednesday, May 10, 2000, or any adjournment thereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting receipt of which is hereby acknowledged.

      ALL COMMON SHARES TO BE VOTED HEREBY BY THE UNDERSIGNED INCLUDE SHARES, IF ANY, HELD IN THE NAME OF THE AGENT, FOR THE BENEFIT OF THE UNDERSIGNED, IN THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.


Comments/Change of Address:

____________________________________________________________
                                                                / SEE REVERSE /
____________________________________________________________    /     SIDE    /

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                              FOLD AND DETACH HERE